EXHIBIT 10.3

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

Execution Version

OFFTAKE AGREEMENT

between

Elk Creek Resources Corp.

7000 S. Yosemite, Suite 115, Centennial, Colorado, 80112 (hereinafter referred to as "Seller")

and

Traxys North America LLC,

299 Park Avenue, 38th Floor, New York, NY 10171 (hereinafter referred to as "Buyer" or "Traxys")

THIS AGREEMENT is entered into on October 13, 2026.

BETWEEN:

(1)
Elk Creek Resources Corp., a corporation established under the laws of Delaware whose address is 7000 S. Yosemite, Suite 115, Centennial, Colorado, 80112.

and

(2)
Traxys North America LLC, a company organized under the laws of Delaware whose address is 299 Park Avenue, 38th Floor, New York, NY 10171.

WHEREAS:

(A)
The Seller owns and operates 100% of the Elk Creek Project located in Nebraska, USA (the "Project").
(B)
Subject to the successful completion of Project financing, the Seller will commence construction of a mine and processing facility at the Project site. It is anticipated that the Project will produce the Products as set forth in Schedule 1 attached hereto.
(C)
The Seller will sell to the Buyer, and the Buyer will purchase from the Seller, the applicable Product amounts according to the terms and conditions set out in this Agreement.
(D)
Traxys and NioCorp Developments Ltd. (“NioCorp”), the sole shareholder of Seller, are parties to (i) a Ferroniobium Offtake Agreement originally entered into on June 13, 2016 between NioCorp and CMC Cometals, a division of Commercial Metals Company, subsequently assigned to Traxys, as amended (the "Prior Ferroniobium Agreement"), and (ii) a Scandium Offtake Agreement dated October 3, 2018 (the "Prior Scandium Agreement" and, together with the Prior Ferroniobium Agreement, the "Prior Agreements").

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

Definitions and Interpretation
1.1
In this Agreement, the following words and expressions shall have the following meanings:

Affiliate: means, with respect to any party, any person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such party. A person shall be deemed to "control" another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person through the ownership of voting securities, by contract, or otherwise, and the word "controlled" shall have a similar meaning.

Affiliate Conversion Oxide: has the meaning set out in clause 3(c).

Agreement: means this Offtake Agreement including any exhibits, annexes, and schedules attached to it.

Available FeNb Product: has the meaning set out in clause 3(a).

Baseline Price: [***].

Buyer or Traxys: has the meaning set out in the preamble.

Buyer Shortfall Payment: has the meaning set out in clause 4.1.

Buyer Shortfall Quantities: has the meaning set out in clause 4.1.

Buyer's Logistics Costs: has the meaning set out in clause 10.2.

Clause: means a clause of this Agreement.

Commercial Production Date: means the first day of the month during which the output of the applicable Product from the Project for the three prior calendar months is equal to or exceeds 80% of the Planned Production of such Product on an annualized basis. Anything herein contained to the contrary notwithstanding, Buyer and Seller may accelerate or delay the Commercial Production Date by written mutual agreement.

Committed FeNb Product: has the meaning set out in clause 3(a).

Discount: For FeNb shall be, as a percentage of the FeNb Market Price, (a) during Years 1-5, [***]; (b) during Years 6-10, [***]; and (c) during Years 11-15+, [***]. The Discount shall be fixed and firm during each Five-Year Period.

Delivery Details: has the meaning set out in clause 5.1.

Delivery Plan: has the meaning set out in clause 5.1.

Delivered Product: means Product that has been delivered to the Buyer in accordance with this Agreement.

Duration Period: has the meaning set out in clause 15.1.

EXIM Approval: means the final commitment of the Export-Import Bank of the United States to provide senior debt financing for the Project, evidenced by board or equivalent approval and the execution of definitive financing documentation.

FeNb Contract Price: has the meaning set out in clause 10.1.

FeNb Market Price: has the meaning set out in clause 10.1.

FeNb Products: means Ferroniobium (FeNb) produced by or on behalf of the Seller from the Project, with the specifications described in clause 7 and Exhibit 2.

FeNb Production: means the production of FeNb Product from the Project.

Financial Close: means the date on which all conditions precedent to the initial disbursement under the Seller’s senior debt financing for the Project have been satisfied or waived in accordance with the terms of the relevant financing documentation.

Financing Long-Stop Date: means December 31, 2027, as may be extended pursuant to clause 15.3, or such later date as the Parties may agree in writing.

Five-Year Period: means, as applicable, Years 1-5, Years 6-10 or Years 11-15+.

Force Majeure: has the meaning set out in clause 16.1.

Incoterms: has the meaning set out in clause 6.3.

Incremental Economics: [***].

Independent Surveyor: means an appropriately qualified independent surveyor company to carry out the quality, weight and size analysis of the Products under clause 8, to be jointly selected by the Parties from the list of surveyors set out in the attached Exhibit 1.

Invoice: has the meaning set out in clause 11.

Marketing Benchmarks: has the meaning set out in clause 3(b).

Marketing Commission: has the meaning set out in clause 10.2(a).

NioCorp: has the meaning set out in the recitals to this Agreement.

Non-Publication Other Products Reference Price: has the meaning set out in Schedule 1.

Off-Spec Notice: has the meaning set out in clause 7.3(a).

Off-Spec Product: has the meaning set out in clause 7.3(a).

Order: means a written notification by the Buyer to the Seller in respect of a particular order of Product to be made pursuant to this Agreement, which shall include the details required by clause 5.2 and be in the form set forth in Exhibit 3.

Other Products: means all products other than FeNb Products, including but not limited to scandium oxide (Sc₂O₃), scandium metal and scandium-aluminum master alloy (including those Scandium Downstream Products derived from Sc2O3 produced by Seller’s Affiliates, to which clause 3(c) shall apply), titanium tetrachloride (TiCl4), NdPr oxide, dysprosium oxide, terbium oxide, SEG carbonate and heavies carbonate, and derivatives thereof.

Other Product Contract Price: has the meaning set out in clause 10.2.

Other Products Reference Price: means, with respect to any Other Product, the monthly [***] of the price assessment for such Other Product published by [***] for the month prior to the month of delivery (M-1) or, where [***] does not publish an assessment for such Other Product, as set forth in Part C of Schedule 1, in each case adjusted for any differences in grade, form or delivery terms by reference to the applicable Incoterms. If any such assessment ceases to be published or its methodology is materially modified resulting in a change in the economic result of [***] or more compared to the economic result that would have occurred without such modification to the methodology, clause 10.3 shall apply mutatis mutandis.

Party: means Buyer or Seller as party to this Agreement.

Planned Production: means the anticipated annual production of each Product from the Project as set forth in Schedule 1, as may be updated by written agreement of the Parties from time to time.

Pricing Publication: has the meaning set out in clause 10.1.

Prior Agreements: has the meaning set out in the recitals to this Agreement.

Prior Ferroniobium Agreement: has the meaning set out in the recitals to this Agreement.

Prior Scandium Agreement: has the meaning set out in the recitals to this Agreement.

Product or Products: means, collectively, the FeNb Products and the Other Products, each with the specifications described in clause 7 and the Exhibit 2.

Production: means the total production of Products by or on behalf of the Seller from the Project.

Project: has the meaning set out in the recitals to this Agreement.

Quarter: means the quarters of the calendar year.

Quotation Period: has the meaning set out in clause 10.1.

Sample: has the meaning set out in clause 8.2.

Scandium Downstream Products: has the meaning set out in clause 3(c).

Seller: has the meaning set out in the preamble.

Seller Shortfall Payment: has the meaning set out in clause 4.2.

Seller Shortfall Quantity: has the meaning set out in clause 4.2.

Seller's Certificate: has the meaning set out in clause 8.1.

Specification: means the specification of the applicable Product set out in clause 7 and Exhibit 2 or any other specification agreed in writing between the Seller and the Buyer from time to time.

Strategic Transaction: [***].

Territory: means (a) with respect to FeNb Products, worldwide; excluding however, the EU territory, provided that the EU territory will not be excluded (i) with respect to any FeNb Product that is purchased by Buyer pursuant to clause 3 and (ii) at any time after the TK Contract is no longer in effect, and (b) with respect to Other Products, worldwide.

TK Contract: means the Offtake Agreement dated November 10, 2014, as amended or extended prior to the date hereof, between NioCorp and Thyssen Krupp Metallurgical Products GmbH ("TK"), a copy of which has been provided by Seller to Buyer.

Tonne/Ton/MT: means metric tonne, viz. 1,000 kilograms or 2,204.62 lbs.

Total Committed FeNb Product Amount: has the meaning set out in clause 3(a).

Transaction Notice: [***].

US Government Strategic Transaction: [***].

USD: means US dollars.

Years 1-5: means the period of time beginning on the Commercial Production Date and continuing until the fifth (5th) anniversary of the Commercial Production Date.

Years 6-10: means the period of time beginning on the day following the fifth (5th) anniversary of the Commercial Production Date and continuing until the tenth (10th) anniversary of the Commercial Production Date.

Years 11-15+: means the period of time beginning on the day following the tenth (10th) anniversary of the Commercial Production Date and continuing until the expiration or termination of this Agreement.

1.2
Unless the context otherwise requires, references in this Agreement to any agreement or document shall be construed as references to such agreement or document in force for the time being and as amended from time to time.
1.3
Unless the context otherwise requires, the expressions the "Seller" and the "Buyer" shall be deemed to include their respective successors and assignees.
1.4
Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa.
1.5
The word “including” (in its various forms) means “including without limitation”.
1.6
Unless the contest otherwise requires, the word “clause” and words of similar import refer only to the clauses hereof.

1.7
The words “this Agreement”, “herein”, “hereby”, “hereunder”, “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.
1.8
The term “day” shall mean a calendar day, unless “business day” is specified. If any specified period of time ends on a day that is not a business day, such specified period of time shall be extended until the next day that is a business day.
1.9
All references to any statute, law, or regulation shall be deemed to include references to any applicable successor statute, regulations, or amending pronouncement. All references to a contract or an agreement shall be deemed to include references to such contract or agreement as amended, restated, supplemented or modified.

Exclusivity; No Appointment of Distributor or Agent by the Seller
2.1
(a) The Seller hereby undertakes to sell exclusively to Buyer and grants the Buyer the exclusive right to sell the Products into the Territory. Notwithstanding the foregoing, the exclusivity granted by this clause 2.1 is subject to clause 2.3.

(b) The Territory and the Buyer’s rights under this Agreement exclude, and the Buyer shall not market, sell, deliver, or resell any Product, directly or indirectly, (i) into any country or territory that is the subject of comprehensive economic sanctions or embargoes administered by the United States (including by OFAC), the United Nations, the European Union, or the United Kingdom, or (ii) to any person or entity that is the subject of any sanctions list maintained by any of the foregoing authorities. [***]. The foregoing shall be without prejudice to Buyer’s right to declare Force Majeure pursuant to clause 16 hereof.

2.2
This Agreement does not constitute a general agency. Except as set out herein and as may be specifically authorized from time to time by Seller, Buyer shall not be or be considered an agent or legal representative of Seller for any purpose. Except as set out herein or as may be specifically authorized from time to time by Seller in writing, Buyer is not granted and shall not exercise any right or authority to assume or create any obligation or responsibility, including contractual obligations and obligations based on warranties or guarantees, on behalf of or in the name of Seller.
2.3
[***].
2.4
[***].

Committed Volumes and Exclusive Sales Rights

The Parties acknowledge and agree that:

(a)
FeNb Products: the Seller is required to sell to the Buyer and that the Buyer is required to buy from the Seller in each year during the Duration Period an amount equal to 50% of the FeNb Production for such year or, at the Buyer’s election made by written notice prior to the commencement of the Duration Period, a firm quantity of three thousand seven hundred (3,700) Tonnes of FeNb Product per year (the “Committed FeNb Product”). Notwithstanding anything else in this Agreement, no damages shall be payable by either Party in respect of any shortfall that is attributable solely to production that is below Planned Production; provided, that such production below the Planned Production is delivered and purchased in accordance with the applicable delivery schedule and that the shortfall is allocated between Seller’s customers in proportion to their committed volumes. Any portion of the FeNb Production allocated to TK that is not purchased by TK while the TK Contract remains in effect and, after the TK Contract is no longer in effect, all FeNb Product other than the Committed FeNb Product (together, “Available FeNb Product”) shall be offered to the Buyer on a first refusal basis on the same terms and conditions as the Committed FeNb Product and, if the Buyer elects within [***] of notice to purchase any or all of the Available FeNb Product, the Seller shall be required to sell to the Buyer and the Buyer shall be required to buy from the Seller all or such portion of the Available FeNb Product as the Buyer may elect to purchase (together with the Committed FeNb Product, the “Total Committed FeNb Product Amount”). If the Buyer does not elect within such [***] period to purchase any Available FeNb Product offered to it, such Available FeNb Product shall be released from the Buyer’s exclusive rights under clause 2.1 and this clause 3(a) and the Seller may sell it to any third party.
(b)
Other Products: the Buyer shall have the exclusive right (but not the obligation) to market and sell 100% of the output of each Other Product from the Project (other than Affiliate Conversion Oxide, to which clause 3(c) applies), subject to clause 2.3 and Seller's right to retain small quantities for sampling, quality control, or governmental recordkeeping requirements. The Seller shall notify the Buyer of each lot of Other Product available for sale and, if the Buyer does not elect in writing within [***] of such notice to purchase such lot at the Other Product Contract Price, such lot shall be released from the Buyer’s exclusive rights under clause 2.1 and this clause 3(b) and the Seller may sell it to any third party. For each Other Product priced under paragraph 3 of Part C of Schedule 1, the Buyer shall have no obligation to purchase any lot until the Non-Publication Other Products Reference Price for that lot is fixed, whether by the Buyer agreeing the sale price with a third-party purchaser or by agreement between the Parties, and the [***] period above shall run from the date on which that price is fixed. If that price is not fixed within [***] after the Seller’s notice of the lot, the lot shall be released in accordance with this clause 3(b). If Buyer so elects, Buyer shall use commercially reasonable efforts to market and sell all such available output that the Buyer elects to purchase during the Duration Period. If, measured against the marketing benchmarks set out in Exhibit 4 (the “Marketing Benchmarks”), the Buyer fails to place or sell the applicable quantity of any Other Product over any [***] (other than for reasons of Force Majeure), then, following written notice from the Seller and a [***] cure period, the Seller may (i) market and sell such unplaced quantities itself or (ii) appoint an alternative marketer in respect thereof, and such unplaced quantities shall thereupon be released from the Buyer’s exclusive rights under this clause 3(b).

(c)
Scandium Downstream Products: the transfer by the Seller of Sc₂O₃ or any other scandium-based Product, in each case produced at the Project, to an Affiliate of the Seller for conversion by or on behalf of such Affiliate into scandium metal, scandium-aluminum master alloy or other downstream products derived from such Sc₂O₃ (such transferred Product, “Affiliate Conversion Oxide”, and such downstream products, “Scandium Downstream Products”) shall not constitute a sale of Product, shall not be subject to clause 2.1 or to the notification and election procedure in clause 3(b), and no Marketing Commission or other amount shall be payable in respect of such transfer. In consideration, the Seller shall procure that all sales of Scandium Downstream Products by the Seller or its Affiliates to third parties in the Territory during the Duration Period (including sales under contracts of an Affiliate in effect on the date of this Agreement, as listed in Schedule 1) are marketed and executed through the Buyer as exclusive marketing intermediary on the terms of this Agreement applicable to Other Products, mutatis mutandis, save that: (i) the Other Products Reference Price for a Scandium Downstream Product shall be the net price actually invoiced to and received from the third-party customer for such product; (ii) the Marketing Commission of [***] shall be calculated on such net price, shall be payable once only in respect of each unit of Affiliate Conversion Oxide and the Scandium Downstream Products produced from it, and shall be the Buyer’s sole compensation in respect thereof; (iii) where directed or agreed by Buyer as exclusive marketing intermediary, the relevant Affiliate may contract with, deliver to and invoice the customer directly, in which case the Seller shall pay or procure payment of the Marketing Commission to the Buyer within [***] after receipt of the customer’s payment, against a statement of the sales concerned, and clause 12.2 shall apply mutatis mutandis to the Buyer’s verification of such statements; (iv) clauses 2.3 and 2.4 shall not apply to Scandium Downstream Products; and (v) Affiliate Conversion Oxide and Scandium Downstream Products shall be disregarded for the purposes of the Marketing Benchmarks unless Exhibit 4 provides otherwise. Any Affiliate Conversion Oxide that is sold by an Affiliate to a third party without conversion shall be treated as Other Product sold by the Seller and shall be subject to clause 3(b). The Seller shall be responsible for the performance by its Affiliates of this clause 3(c). For the avoidance of doubt, this clause 3(c) shall not apply to any Sc₂O₃ or other scandium-based Product not produced at the Project that is purchased by Seller or its Affiliates, or any scandium metal, scandium-aluminum master alloy or other downstream products derived therefrom.

Purchase and Sale Obligations
4.1
Subject to the terms and conditions of this Agreement, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase and take delivery of, the Total Committed FeNb Product Amount in each year of the Duration Period (as may be extended pursuant to clause 15.1). This obligation shall commence at the start of the Duration Period. With respect to Other Products, if Buyer so elects, subject to clause 3(b), Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase and take delivery of, the Other Product so elected in each year. Buyer shall use commercially reasonable efforts to market and sell all Other Product that the Buyer elects to purchase pursuant to clause 3(b). If, in any year during the Duration Period, the Buyer fails to take delivery of all or any portion of the Total Committed FeNb Product Amount made available by the Seller in accordance with the Delivery Plan (excluding quantities that the Buyer fails to take by reason of Force Majeure affecting the Seller’s ability to deliver or the Buyer’s ability to accept Product, or the Seller’s failure to deliver such Product due to the Seller’s breach of this Agreement) (such quantities, the “Buyer Shortfall Quantities”), the Buyer shall nonetheless pay to the Seller, as payment in respect of the Buyer Shortfall Quantities, an amount equal to (a) the FeNb Market Price minus the Discount (at the level applicable during the Five-Year Period in which the Buyer Shortfall Quantities were scheduled to be delivered), multiplied by (b) the Buyer Shortfall Quantities, calculated as if such Buyer Shortfall Quantities had been delivered in the month scheduled for their delivery and payable at the time set out in clause 11.3 (the “Buyer Shortfall Payment”). The Buyer may, by written notice to the Seller given within thirty (30) days of the scheduled delivery date, elect to take delivery of Buyer Shortfall Quantities for which it has paid the Buyer Shortfall Payment in the immediately following year as make-good quantities, subject to clause 3(a), without further payment; provided that (i) the Buyer shall pay any reasonable and documented (A) storage costs incurred by the Seller to store such make-good quantities and (B) additional delivery costs to the extent delivery thereof is not made at the Seller’s plant, (ii) any make-good quantities shall consist of the exact same lots of Product that Seller produced and allocated to Buyer in respect of the Buyer Shortfall Quantities in accordance with the Delivery Plan and Seller shall be under no obligation to produce, source, substitute or deliver any other Product in satisfaction of its make-good obligations under this clause 4.1; and (iii) Seller shall not be liable for such stored Buyer Shortfall Quantities becoming Off-Spec Product during the interim period between the original date of delivery scheduled in accordance with the Delivery Plan and the actual date of delivery in the immediately following year, unless caused by Seller’s gross negligence or willful misconduct. If Buyer (x) fails to deliver such written notice electing to take delivery of Buyer Shortfall Quantities within such thirty (30) day period, or (y) fails to take delivery of the Buyer Shortfall Quantities when delivered as make-good quantities, such Buyer Shortfall Quantities shall be released and Seller may retain the Buyer Shortfall Payment and freely sell such Buyer Shortfall Quantities to any third party. Unless otherwise agreed by the Parties, make-good Buyer Shortfall Quantities shall not be carried forward beyond the Seller’s obligation to sell, and Buyer’s obligation to purchase, for the corresponding immediately following year. Seller shall use commercially reasonable efforts to mitigate its storage and additional delivery costs arising from make good quantities, and the reimbursement of such costs shall be reduced to the extent such cost could reasonably have been avoided by such efforts.
4.2
If, in any year during the Duration Period, the Seller fails to deliver all or any portion of the Total Committed FeNb Product Amount in accordance with the Delivery Plan (excluding quantities that the Seller fails to deliver by reason of Force Majeure affecting the Seller’s ability to deliver or the Buyer’s ability to accept Product, production below Planned Production, or the Buyer’s failure to take such Product due to Buyer’s breach of this Agreement) (such quantities, the “Seller Shortfall Quantity”), the Seller may, by written notice to the Buyer given within thirty (30) days after the scheduled delivery month, elect to deliver the Seller Shortfall Quantity to the Buyer as make-good quantities within the thirty (30) days following the scheduled delivery month, in addition to the quantities otherwise scheduled under the Delivery Plan, at the FeNb Contract Price that would have applied had the Seller Shortfall Quantity been delivered in the month scheduled for its delivery, and the Seller shall bear any reasonable and documented additional delivery costs incurred by the Buyer as a result. To the extent the Seller does not so elect, or fails to deliver make-good quantities within such period, the Seller shall pay to the Buyer, as the Buyer’s sole and exclusive remedy (unless such Seller Shortfall Quantity arises from a breach by Seller of Buyer’s exclusivity rights under clause 2.1) in respect of the Seller Shortfall Quantity, the amount, if any, by which (a) the actual documented cost to the Buyer of purchasing an equivalent quantity of ferroniobium of comparable specification in the market at arm’s length, [***], and provided that the Buyer purchases such equivalent quantity within [***] after the scheduled delivery date, exceeds (b) the FeNb Contract Price that would have applied to the Seller Shortfall Quantity (the “Seller Shortfall Payment”). The Buyer shall use commercially reasonable efforts to mitigate its cost of cover, and the Seller Shortfall Payment shall be reduced to the extent such cost could reasonably have been avoided by such efforts.

Production Forecasting and Placement of Orders
5.1
For the Duration Period, the Seller shall provide to the Buyer a provisional rolling 12-month production profile for all Products. With respect to FeNb Products, the Parties shall use good faith efforts to agree on a delivery plan for each calendar year on or before November 15 of the preceding year. The delivery plan for the calendar year shall be updated by the Parties on a quarterly basis, not later than four weeks prior to the beginning of each Quarter (with the most updated version of such plan being the “Delivery Plan”). The Delivery Plan shall specify (a) the scheduled delivery quantities of Total Committed FeNb Product Amount, firm monthly windows for making and taking delivery thereof during the current quarter, and approximate time periods for making and taking deliveries for the remainder of the calendar year, (b) the anticipated quantities of Available FeNb Product not already part of the Total Committed FeNb Product Amount, and (c) the anticipated available output of each Other Product. Within thirty (30) days following the Parties’ agreement on the Delivery Plan for each calendar year, the Parties shall agree the packaging, marking, labelling and other delivery details (in accordance with clause 6.2) and the applicable terms of delivery, including the Incoterms (in accordance with clause 6.3), to apply to deliveries under the Delivery Plan for that year (collectively, “Delivery Details”); provided that if the Parties fail to reach an agreement on Delivery Details within such thirty (30)-day period (i) in the first calendar year of the Duration Period, deliveries shall be made FCA Seller’s plant using standard industry packaging, and (ii) in each subsequent calendar year, the prior calendar year’s Delivery Details shall remain in effect until such time as the Parties finally agree upon the Delivery Details for that calendar year. With respect to Other Products, the Seller shall notify Buyer of anticipated available output on a rolling 12-month basis, updated quarterly, to enable Buyer to plan and execute its marketing and sales activities.
5.2
With respect to FeNb Products, the Buyer shall give the Seller each applicable Order in writing by no later than 15 days prior to the scheduled date of shipment as set forth in the Delivery Plan. The Seller shall countersign each such Order to the Buyer within three (3) days following receipt; provided that Seller’s failure to countersign an Order shall not be deemed acceptance of such Order. The Seller may refuse any Order where the quantities contained therein exceed, cumulative with quantities previously Ordered in that calendar year, the available FeNb Production for that year. Deliveries shall be evenly distributed throughout the year.

With respect to Other Products, if the Buyer elects, in accordance with clause 3(b), to purchase such Other Products, it shall give the Seller each applicable Order in writing as soon as reasonably practicable following identification of a customer or market opportunity. The Seller shall deliver written confirmation of each such Order within three days following receipt, and may refuse any Order where the quantities contained therein exceed the available output of the applicable Other Product.

Each Order, whether for FeNb Products or Other Products, must contain the proposed date of delivery, the proposed place of delivery, provisions concerning quantity, the type of Product, packing, terms of delivery, price as per clause 10, terms of payment and any other information reasonably requested by either Party and in accordance with this Agreement.

Delivery of the Product
6.1
If Seller fails to deliver the amount of Product specified in the Order and provided Seller is not delivering Product to 3rd parties in breach hereof, the Buyer shall not be entitled to reject delivery of the decreased amount of Product or to terminate the specific Order during a grace period of 30 days. However, the other rights and remedies of Buyer set forth in this Agreement for non-delivery or late delivery shall be unaffected. Acceptance of delivery of the decreased amount of Product does not entail any waiver of the rights and remedies of the Buyer.

6.2
Details regarding the delivery of the Product (e.g. packaging, marking, labelling, partial deliveries etc.) shall be agreed between the Parties and reflected or expressly incorporated by reference in the relevant Order.
6.3
The terms of delivery shall be agreed between the Parties in each individual case and stated in the relevant Order. The Parties will generally choose FCA Seller's plant, as defined according to the INCOTERMS published by the International Chamber of Commerce, edition 2020 (the "Incoterms").
6.4
The risk of and the responsibility for Products shall pass to the Buyer upon delivery as agreed upon between the Parties in accordance with clause 6.3 above.
6.5
Title in the Delivered Product shall pass to the Buyer upon payment of (i) for FeNb Product, the FeNb Contract Price for the Delivered Product, and (ii) for Other Products, the Other Product Contract Price, in each case in accordance with clause 11 of this Agreement.

Specification of the Products
7.1
Each Product shall meet the chemical composition specifications set forth in the applicable Product Specification Data Sheet attached as Exhibit 2. Until the Product Specification Data Sheet for a Product is agreed and attached as Exhibit 2, the Specification for such Product shall be the applicable recognized industry-standard specification for that Product, and the Parties shall negotiate in good faith and agree the Product Specification Data Sheet prior to the first delivery of such Product. Sampling and analysis to determine conformity shall be carried out by the Independent Surveyor in accordance with recognized industry-standard sampling procedures.
7.2
Subject to clause 7.1, each Product shall be free of defect or contamination.
7.3
If Product that the Seller:
(a)
intends to tender for delivery to the Buyer does not conform with the Specifications when the Sample is tested in accordance with clause 8.2 (such Product, “Off-Spec Product”), then the Seller shall not deliver such Off-Spec Product unless the Seller has notified the Buyer of the nature of the non-conformity (an “Off-Spec Notice”) and the Parties have agreed in writing, within [***] of the Off-Spec Notice, to the sale and purchase of such Off-Spec Product at an agreed price or price adjustment. The applicable delivery window under the Delivery Plan shall be extended by a period of time equal to the [***] negotiation period during which the Parties discuss and agree the sale and purchase of such Off-Spec Product. Absent such agreement the Off-Spec Product shall be deemed rejected, the Seller may sell it to any third party free of clause 2.1 (provided that [***]), and neither Party shall have any liability in respect of such Off-Spec Product itself, provided that the Seller shall deliver conforming Product in accordance with the Delivery Plan, failing which, clause 13.3 shall apply; or
(b)
has delivered to the Buyer is determined to be Off-Spec Product when the Sample is tested in accordance with the quality verification process set forth in clause 8.2 (either by agreement between the Parties, or the umpire assay determination under clause 8.2), then Seller shall promptly give notice to the Buyer of its proposed price adjustment for such Off-Spec Product, and the Buyer shall, within [***] of receipt of such notice, provide notice to the Seller informing the Seller of Buyer’s election to either accept or reject such Off-Spec Product, or if Buyer has not accepted the Off-Spec Product within such [***] period, Buyer shall be deemed to have rejected such Off-Spec Product. If Buyer elects, or is deemed, to reject such Off-Spec Product, Seller shall arrange for its return delivery to the Seller. In each case (a) or (b), (i) if the Buyer rejects Off-Spec Product under clause 7.3(b), the remedies set forth in clause 13.2 shall apply and any Off-Spec Product that is off-specification shall not count towards the quantity of Product delivered under the applicable Order or the Total Committed FeNb Product Amount; and (ii) if the Buyer elects to accept any Off-Spec Product (A) the Parties shall have agreed a reasonable price adjustment or redelivery arrangement in lieu of rejection, (B) the Buyer shall be deemed to have waived any other claims or losses against the Seller arising out of the failure of such Off-Spec Product to meet the Specifications, and (C) all off-specification FeNb Product that is accepted by the Buyer shall for all purposes count towards the quantity of Product delivered under the applicable Order and the Total Committed FeNb Product Amount.

For the avoidance of doubt, nothing in this clause 7.3 shall relieve Buyer of its obligations under clause 4.1 with respect to any lots of conforming FeNb Product.

7.4
The Seller shall consult with the Buyer from time to time during the Duration Period of this Agreement in order to ensure that the Specification of each Product to be purchased by the Buyer from Seller is acceptable to the Buyer's customers. The Parties may update the Product Specifications attached as Exhibit 2 from time to time by written amendment signed by both Parties.

Determination of Weight and Quality
8.1
Seller will provide the Buyer a certificate of Product quantities and Specifications at the time of each shipment ("Seller's Certificate"). Absent a notice of non-conformity from Buyer under clause 8.2, each such Seller’s Certificate shall be deemed accepted by Buyer.
8.2
With respect to each lot of Product delivered in accordance with this Agreement, the Independent Surveyor shall, as part of the sampling and analysis under clause 7.1, take two (2) samples of three hundred grams (300 g) each from such lot (each, a “Sample”). Seller shall retain each Sample on site at the Project for sixty (60) days after the applicable lot of Product is delivered to the Buyer; provided that if a dispute arises out of or in connection with a Sample, Seller shall retain such Sample until the final determination or settlement of such dispute (or such longer period as is required by applicable law). The Buyer reserves the right to carry out its own quantity and quality verification of a Sample relating to a lot of Delivered Product at any point up to the earlier of (a) thirty (30) days after delivery to Buyer's final customer, and (b) sixty (60) days after delivery to the Buyer. If such quantity and quality verification determines a variation from the figures of the Seller's Certificates, subject to clauses 7.3 and 13.2 hereof, Buyer shall provide written notice thereof to Seller within ten (10) business days of such determination. If Buyer fails to deliver such notice within ten (10) business days, Seller’s Certificate shall be final. Following delivery of such notice within such ten (10) business day period, both Parties shall work together in good faith to determine if such variation is the result of an error in Seller's analysis, damage or loss in transit or after the Delivered Product left Seller's control or other causes, and shall endeavor to find an amicable solution that satisfies both Parties and any customer of the Buyer, failing which the parties shall appoint umpire assays by any of [***], [***] or [***] to inspect the applicable Sample. The determination agreed by the Parties or made by such umpire assay shall be final and binding and shall determine, for the purposes of clause 7.3, whether the Delivered Product conformed with the Specifications. For the purposes of this clause 8.2, a result that falls within the stated reproducibility of the Buyer’s verification method or the umpire’s assay methodology shall be considered conforming to the Specifications.

Targeted Sales by the Buyer to Its Customers

The Buyer and Seller acknowledge and agree that certain Other Products do not have fully developed end-use markets. The Buyer shall use commercially reasonable efforts to promote each Other Product in the Territory with the goal of developing and maximizing end-use markets for such Products.

Price

10.1
For FeNb - The price calculation with respect to FeNb Products is the monthly [***] quotation for [***] per pound of contained niobium (the “FeNb Market Price”) on [***], where M is the month of delivery (with such period being the "Quotation Period") as published in the pricing publication set forth in paragraph 1 of Part C of Schedule 1 (the "Pricing Publication"), multiplied by the contained niobium (in pounds) in the applicable lot (as determined in accordance with clause 8), less the Discount (as defined in clause 1.1). Together defined as the “FeNb Contract Price”. For the purposes of calculating the Buyer Shortfall Payment and the Seller Shortfall Payment, the FeNb Market Price and the FeNb Contract Price shall be applied to the niobium contained in the relevant quantity of FeNb Product, assuming a niobium content of [***].

10.2
For Other Products - The price to be paid by the Buyer to the Seller for each Other Product (the "Other Product Contract Price") shall be calculated as follows:

The Other Products Reference Price (as defined in clause 1.1):

(a)
less a marketing commission of [***] of the Other Products Reference Price (the “Marketing Commission”), which, together with the deductions expressly provided in clauses 10.2(b)-(d), shall be the Buyer’s sole compensation in respect of Other Products;
(b)
[***]
(i)
[***];
(ii)
[***];
(iii)
[***];
(iv)
[***];
(v)
[***];
(vi)
[***]; and
(vii)
[***];
(c)
[***]; and
(d)
[***].

All costs referenced above shall be Buyer's actual costs and without any profit or mark-up (collectively, the "Buyer's Logistics Costs"). As soon as practicable following the receipt of an Order, Buyer shall deliver a notice to Seller setting out in detail the actual Buyer's Logistics Costs relating to such Order. As soon as reasonably available, Buyer shall supply Seller with copies of all supporting receipts and other documentation documenting such costs.

10.3
If, with respect to FeNb Products, the Pricing Publication under clause 10.1 ceases to be published, ceases to be published on a regular basis, or its methodology is materially modified resulting in a change in the economic result of [***] or more compared to the economic result that would have occurred without such modification to the methodology:
(a)
the Parties shall meet within ten (10) business days following written notice by either Party of such event and negotiate in good faith to agree on a replacement publication that maintains the intent and economic effect of the original Pricing Publication;
(b)
pending agreement on a replacement publication, the FeNb Market Price shall be determined by reference to a comparable ferroniobium price assessment published by a recognized independent price reporting agency, as mutually agreed by the Parties. If the Parties are unable to agree on such comparable assessment within ten (10) business days, the FeNb Market Price shall be determined as the arithmetic mean of bona fide price quotations obtained by the Parties from no fewer than three internationally recognized ferroniobium dealers or traders for quantities and delivery terms comparable to the relevant Order; and
(c)
if the Parties are unable to agree on a permanent replacement publication within [***] following the notice described in clause 10.3(a), either Party may refer the selection of a replacement publication to an independent pricing expert for binding determination, with costs shared equally by the Parties.

Payment

Seller, as soon as practicable in each case, will issue to the Buyer an invoice for all Delivered Product (the "Invoice") setting out (i) for FeNb Products, the applicable FeNb Contract Price and payment due date, or (ii) for Other Products, the Other Product Contract Price and payment due date, in each case, as defined herein.

11.1
The Buyer shall make payment to Seller of (i) for FeNb Products, the FeNb Contract Price and (ii) for Other Products the Other Product Contract Price, in each case, in full for each Order within [***] following delivery date and presentation by the Seller to the Buyer of the following documents (whether in original, electronic or facsimile form):
(a)
the Invoice;
(b)
Full Set Bill of Lading (B/L) (if applicable), or waybill/Forwarder's Certificate of Receipt (if applicable);
(c)
Certificate of origin (if applicable); and
(d)
Seller's Certificate of quality and quantity.

Each such payment obligation is absolute and unconditional and shall not be reduced by reference to any circumstance, including (i) the resale, storage, turnover, onward delivery or non-sale of any Product by Buyer, (ii) the receipt or non-receipt by Buyer of payment from any customer, or (iii) any change in [***] incurred by Buyer. Payments made pursuant to this clause 11.1 shall not be refundable under any circumstances, absent manifest error. For the avoidance of doubt, any pricing adjustment agreed by the Parties for Product determined to be Off-Spec Product after delivery and payment by the Buyer pursuant to clause 7.3(b), any refunds for manifest error pursuant to this clause 11.1, and any credits accruing pursuant to clause 12.2(ii) shall be applied as a credit against Seller’s next Invoice, or, if no further Invoices shall be delivered by Seller under this Agreement within 30 days, or due to the termination or expiry of this Agreement, settled in cash within five (5) business days.

11.2
Payments for the Delivered Product shall be made by way of wire transfer to the Seller's bank account as specified by the Seller or to the Buyer’s bank account for final settlements as applicable. The Parties acknowledge and agree they shall make payment in full of the amounts due under this Agreement and in accordance with the payment terms as set forth in this Agreement without any deduction for any discount or credits, or setoffs of any kind or amount whatsoever, except for undisputed amounts, credits or claims, or amounts finally determined by a court or arbitral tribunal of competent jurisdiction to be due and payable, or except for amounts otherwise expressly authorized in writing by the other Party.
11.3
In the event that the Buyer does not fulfill its payment obligations or any part thereof in accordance with clauses 11.1–11.2 for a period of fifteen (15) days, which amount is not the subject of a dispute between the Parties, Seller may in its absolute discretion, upon three (3) days’ prior notice and Buyer’s failure to make payment within such period, suspend all further deliveries to the Buyer of Product under this Agreement while the amount payable remains outstanding and Seller will have no liability to Buyer in relation to such suspension. In addition, any undisputed amount not paid by the Buyer by its due date shall bear interest from the due date until the date of actual payment (both before and after any judgment) at the rate of [***] per annum, accruing daily and compounded monthly, without prejudice to the Seller’s right to suspend deliveries under this clause 11.3.
11.4
[***].
11.5
On the first business day of each month, the Buyer and the Seller shall discuss in good faith any amounts owed by either Party having regard to the volumes of Product delivered and amounts paid in the previous month with a view to settling and agreeing such amounts.
11.6
If there is a conflict between the terms and conditions of this Agreement and the terms or conditions contained in any Order, the terms and conditions of [***] shall prevail and govern.

Transparency, Audit Rights, and Access to Records
12.1
Buyer shall conduct sales activities for Other Products transparently, including sharing customer identities, sale prices, logistics and transaction costs with Seller upon request.
12.2
With respect to Other Products, the Buyer shall maintain complete and accurate books and records with respect to all costs and deductions under clause 10.2 and shall retain such records for a period of three (3) years following the expiration or termination of each such Other Product Orders. Not more than once per calendar year, the Seller shall have the right to cause an independent certified public accounting firm reasonably acceptable to both Parties to audit such books and records for the purpose of verifying the accuracy of any costs, deductions, and payments calculated under clause 10.2. The cost of such audit shall be borne as provided in this clause 12.2. Any such audit shall be conducted during normal business hours, upon not less than thirty (30) days' prior written notice, and in a manner that does not unreasonably interfere with the Buyer's normal business operations. The scope of any such audit shall be limited to books and records relating to costs and deductions under clause 10.2 and the Seller shall have no right to examine any books, accounts, or records relating to the Buyer's business generally. If such audit reveals any discrepancy between the costs and deductions reported by the Buyer and the amounts determined by the audit, the applicable amounts payable to the Seller under clause 10.2 shall be recalculated accordingly and (i) if the Buyer overstated costs or deductions, the Buyer shall promptly pay the resulting shortfall to the Seller together with interest thereon at the rate of [***] per annum from the date the applicable Price payment was originally due, or (ii) if the Buyer understated costs or deductions, the Seller shall promptly credit or refund the resulting excess to the Buyer. If such discrepancy resulted in an underpayment to the Seller of more than [***] of the aggregate amounts payable to the Seller for the period audited, the Buyer shall bear the reasonable cost of such audit; otherwise, the Seller shall bear such cost. The Seller's failure to exercise its right to audit for any calendar year shall not constitute a waiver of the Seller's right to audit any subsequent period, provided that no audit may cover any period more than three (3) years prior to the date of the audit request.

Warranties, Indemnity and Liability of the Seller
13.1
Seller represents and warrants to the Buyer that:
(a)
it is duly incorporated in its place of incorporation and validly existing and, where appropriate, in good standing under the laws of that place;
(b)
it has full power, authority and legal right to execute and deliver and perform its obligations under this Agreement;
(c)
it has the power to own its property and assets and to carry on its business as it is being conducted at the time of execution of this Agreement;this Agreement has been duly authorized and executed by it; and
(d)
the execution, delivery and performance by it of this Agreement does not and will not violate or be in conflict with any provision of any law or its constitution or its other constituent documents or any of its contractual obligations.
13.2
The Seller warrants to the Buyer that each Product will conform in all respects with the Specifications when the Sample is tested in accordance with clause 8.2 and that it shall transfer clear title to all Delivered Product, free of any liens, encumbrances or third party claims. Seller's obligation under this warranty shall be limited to, at the Buyer’s option, the replacement of any Off-Spec Product rejected by the Buyer pursuant to clause 7.3(b) with conforming Product within sixty (60) days or the refund of any payment made by the Buyer for such rejected Off-Spec Product, together in either case with the Buyer’s documented cost of returning such Off-Spec Product to the Seller, unless otherwise specifically provided for in the specific Order or contract for the specific lot or shipment and agreed to in writing by Seller. If, in accordance with Buyer’s election pursuant to this clause 13.2, (a) the rejected Off-Spec Product is replaced within the sixty (60)-day period, then the conforming replacement Product shall for all purposes count towards the quantity of Product delivered under the applicable Order and, if such Product is FeNb Product, the Total Committed FeNb Product Amount; or (b) the Seller refunds any payment made by Buyer for such Off-Spec Product, such quantity of Off-Spec Product to which the refund pertains shall not constitute Seller Shortfall Quantities. If the Buyer elects to accept delivery of Off-Spec Product pursuant to clause 7.3, the Buyer’s sole and exclusive remedies in respect of such accepted Off-Spec Product shall be those set forth in clause 7.3. The warranties in clause 13.1 and this clause exclude all other warranties, express or implied, oral or written unless otherwise specifically provided for in the specific Order or contract for the specific lot or shipment and agreed to in writing by Seller. Without prejudice to Buyer’s express rights and remedies under any other provision of this Agreement, THIS WARRANTY IS EXCLUSIVE AND EXPRESSLY IN LIEU OF ANY AND ALL OTHER PRODUCT WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
13.3
As provided in clause 13.2 above (which, together with this clause 13.3 and clause 4.2, shall be the Buyer’s sole and exclusive remedy for Off-Spec Product rejected by the Buyer pursuant to clause 7.3), if the Seller fails to replace Off-Spec Product rejected under clause

7.3(b) with conforming Product within the period provided in clause 13.2, or fails to deliver conforming Product in substitution for Off-Spec Product deemed rejected under clause 7.3(a) in accordance with the Delivery Plan, then (i) in the case of FeNb Product, the quantity of Off-Spec Product concerned shall be treated as a Seller Shortfall Quantity and the Seller Shortfall Payment in clause 4.2 shall apply (excluding any right of Seller to elect to make make-good deliveries), and (ii) in the case of Other Product elected by the Buyer under clause 3(b), the Seller shall reimburse the Buyer the reasonable and documented excess, if any, of the cost of purchasing equivalent conforming Product in the market at arm’s length over the Other Product Contract Price that would have applied to such quantity. No amount shall be recoverable more than once under clause 4.2 and this clause 13.3 in respect of the same quantity. The Seller shall not be liable for any acts or omissions to the extent due to actions or omissions with respect to the Product by the Buyer or Buyer's customer. Buyer shall use commercially reasonable efforts in order to mitigate any losses, liabilities, damages and expenses arising in connection with such claim, and the Seller’s liability shall be reduced to the extent such losses, liabilities, damages and expenses could reasonably have been avoided by such efforts.
13.4
Subject to clauses 4.2, 7.3, 11.4, 13.2 and 13.3, each Party shall indemnify, defend, and hold harmless the other Party and its Affiliates from and against any claims, losses, liabilities, damages, and expenses (including reasonable attorneys’ fees) arising out of or attributable to the ownership, possession, control, or use of Product while such Product is in such indemnifying Party’s possession or control (the Seller prior to delivery on the basis of the agreed Incoterm; the Buyer upon and following such delivery), except to the extent caused by the indemnified Party’s gross negligence, willful misconduct, or breach of this Agreement.
13.5
Subject to clauses 4.2, 7.3, 11.4, 13.2 and 13.3, each Party shall indemnify, defend, and hold harmless the other Party and its Affiliates from and against any claims, losses, liabilities, damages, and expenses (including reasonable attorneys’ fees) for damage or injury to persons or property caused by or resulting from the indemnifying Party’s or its Affiliates’ negligence, misconduct, or breach of this Agreement, except to the extent caused by the indemnified Party’s gross negligence, willful misconduct, or breach of this Agreement.
13.6
Notwithstanding anything to the contrary in this Agreement, and except as provided in clause 13.7, neither Party shall be liable to the other Party, whether in contract, tort (including negligence), under an indemnity, under any warranty, or otherwise arising out of or in connection with this Agreement, for any indirect, incidental, special, punitive or consequential loss or damage, or for any loss of profit, loss of revenue, loss of business, loss of production or loss of anticipated savings, in each case whether or not foreseeable
13.7
The exclusions and limitations in clause 13.6 shall not apply to: (a) fraud or fraudulent misrepresentation; (b) a Party's willful misconduct or gross negligence; (c) death or personal injury, or damage to tangible property, caused by a Party or its Affiliates; (d) breach of clause 18.9 (Confidentiality); (e) a Party's indemnification obligations in respect of third party claims for infringement of intellectual property rights; and (f) any payment obligation of either Party under this Agreement, including the Buyer Shortfall Payment, the purchase price for Product, any amounts due on an audit adjustment under clause 12, and any Seller Shortfall Payment. For the avoidance of doubt, nothing in clause 13.6 or this clause 13.7 limits or excludes a Party's obligation to pay amounts properly due and payable under this Agreement, and the limitations in clause 13.6 are in addition to, and not in substitution for, the exclusive remedies and other limitations set out in clauses 4.2, 7.3, 11.4, 13.2 and 13.3.

Warranties and Liabilities of the Buyer
14.1
The Buyer represents and warrants to the Seller that:

(a)
it is duly established in its place of organization and validly existing and, where appropriate, in good standing under the laws of that place;
(b)
it has full power, authority and legal right to execute and deliver and perform its obligations under this Agreement;
(c)
it has the power to own its property and assets and to carry on its business as it is being conducted at the time of execution of this Agreement;
(d)
this Agreement has been duly authorized and executed by it; and
(e)
the execution, delivery and performance by it of this Agreement does not and will not violate or be in conflict with any provision of any law or its constitution or its other constituent documents or any of its contractual obligations.
14.2
The Buyer shall, no later than on the effective date of the credit agreement or similar instrument documenting the Seller’s senior debt financing for the Project, provide an unconditional guarantee from a parent or affiliated entity, on terms reasonably acceptable to the Seller and its senior lenders, including with respect to the creditworthiness of such entity. Such Traxys parent guarantee shall be substantially in the form attached as Exhibit 6 to this Agreement.

14.3
Concurrently with the execution and delivery of the Buyer’s guarantee pursuant to clause 14.2, Seller’s parent entity, NioCorp, shall provide an unconditional guarantee substantially on terms attached hereof as Exhibit 5.

Duration Period
15.1
This Agreement enters into force as of the date first written above. The "Duration Period" for the purposes of this Agreement starts on the Commercial Production Date and shall continue in place for a term of fifteen (15) years thereafter, with automatic renewal for two successive one (1) year periods unless either Party provides written notice of non-renewal no later than twelve (12) months prior to the end of the then-current term. Notwithstanding the foregoing, for so long as any senior debt financing for the Project remains outstanding and absent a breach by Seller of its obligations hereunder that is continuing after applicable cure periods, if any, no notice of non-renewal shall be effective without the prior written consent of the Seller’s senior lenders. The Parties may by mutual, written agreement extend the Duration Period. Anything herein contained to the contrary notwithstanding:
(a)
If the Commercial Production Date has not occurred on or before the date that is sixty (60) months from the date of execution of this Agreement, the Buyer shall thereupon have the right unilaterally to terminate this Agreement by delivering written notice thereof to the Seller at any time thereafter, provided that the Buyer shall not have such right to terminate under this clause (a) if at any time thereafter the Seller delivers a written notice to the Buyer stating that the Commercial Production Date will occur within 90 days after the date of such notice and the Commercial Production Date occurs within 90 days after the date of such notice; and
(b)
The time period in clause 15.1(a) shall be extended day-for-day by any period during which the occurrence of the Commercial Production Date is delayed by an event of Force Majeure, up to a maximum aggregate extension of twelve (12) months.
(c)
Rights and obligations that arise prior to expiry or termination hereof shall continue to be performed by the parties.
15.2
Either Party may terminate this Agreement with immediate effect if:

(a)
the other Party commits a material breach of its obligations under this Agreement and has failed to remedy such breach within 60 days after the non-breaching Party requested in writing the other Party to remedy such breach; or
(b)
the other Party, enters into liquidation, becomes insolvent, is declared bankrupt, enters into any kind of receivership or makes any arrangement or composition or assignment for the benefit of any creditor.
15.3
If EXIM Approval and Financial Close have not both occurred on or before the Financing Long-Stop Date, either Party may terminate this Agreement by written notice to the other given at any time before both EXIM Approval and Financial Close have occurred; provided that if EXIM Approval has occurred, but Financial Close has not occurred, on or before the Financing Long-Stop Date, the Financing Long-Stop Date shall be automatically extended by six (6) months, and if Financial Close has not been achieved within such six (6) month extension, either party may terminate this Agreement by written notice. Upon such termination, neither Party shall have any further obligation or liability to the other under this Agreement, save in respect of rights and obligations that accrued prior to the date of termination, and no Buyer Shortfall Payment, damages, or other termination payment shall be payable by either Party by reason of such termination. For the avoidance of doubt, this Agreement is and remains in full force and effect from the date first written above until terminated in accordance with its terms, and this clause operates as a right of termination and not as a condition to the effectiveness of this Agreement.

Force Majeure
16.1
Neither Buyer nor Seller shall be liable for any delay in or failure to perform its obligations hereunder due to Acts of God, acts of the public enemy, insurrections, riots, fires, explosions, floods, strikes, labor disputes, war, acts of terrorism, civil commotion, breakdowns of or damage to plants, mines, equipment or facilities, or other shutdown of third party plant or mine facilities, delays in transportation, shortages of labor or material, court or commission orders, or legal impediments or prohibitions, orders or acts of civil or military authority, geological faults or other geologic conditions, mining conditions or other causes of a similar nature (each such event an event of "Force Majeure"). The existence of such causes of delay or failure shall justify the suspension of performance of either Party, including the manufacture and delivery of Product, and shall extend the time of performance on the part of the affected Party to the extent necessary to enable it to make performance in the exercise of reasonable diligence after the causes of delay have been removed. Notwithstanding the foregoing, neither Party shall be excused by Force Majeure from making payment of any amounts otherwise due and payable under this Agreement. Anything herein contained to the contrary notwithstanding, the affected Party shall (a) give prompt written notice to the other Party of the Force Majeure event and its anticipated duration and provide reasonable updates thereafter; (b) use reasonable endeavours to mitigate and overcome the effects of, and to promptly resume performance following, the Force Majeure event; and (c) upon cessation of the Force Majeure event, to the extent practicable, make up any quantities of Product not delivered or taken during the Force Majeure period in accordance with a make-up schedule to be agreed by the Parties (or, failing agreement within thirty (30) days, a reasonable make-up schedule proposed by the affected Party).
16.2
If the event of Force Majeure continues to affect a specific Order for more than 90 (ninety) continuous days, both Parties shall negotiate the postponement or the termination of that Order. If within a further 30 (thirty) days after the negotiations have started both Parties cannot reach an agreement, the Buyer has the right to terminate that Order. In the case of such a termination, each Party shall bear its own costs and further claims for compensation in connection with the termination of that Order shall be excluded.

16.3
If the event of Force Majeure continues for more than 90 (ninety) days, both Parties shall negotiate in good faith the further postponement of the affected obligations under this Agreement. If the event of Force Majeure continues for more than one hundred eighty (180) days, the non-affected Party may terminate this Agreement (or the affected obligations) upon written notice to the affected Party. Notwithstanding the foregoing, for so long as any senior debt financing for the Project remains outstanding, the non-affected Party may terminate only the affected obligations (and not this Agreement in its entirety) absent the prior written consent of the Seller’s senior lenders, and, where Buyer is the Party affected by the event of Force Majeure to which the termination relates, any volumes so released shall thereafter be freely marketable by the Seller; provided that any such termination of affected obligations shall not affect either Party’s accrued payment or other obligations under this Agreement.

Notices

All notices or other communications to a Party under or in connection with this Agreement shall be made in writing in English and deemed to be duly and validly received (a) if delivered by hand, on the day when delivered by hand (securing a receipt evidencing such delivery) (b) if sent by registered mail or internationally recognized overnight courier, at time of receipt or recorded delivery or (c) if sent by electronic mail with confirmation of receipt, upon confirmation by the other Party, addressed, in each case, as follows (or to such other address as either Party may prescribe by notice given pursuant to this clause 17):

To the Seller:

Elk Creek Resources Corp. 7000 S. Yosemite, Suite 115

Centennial, Colorado, 80112 Attention: General Counsel Email: [***]

To the Buyer:

Traxys North America LLC 299 Park Avenue, 38th Floor New York, NY 10171

Email: [***]

Attention:[***]

Miscellaneous
18.1
Neither Party hereto may assign, transfer, charge or pledge all or any of its rights or obligations under this Agreement without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. However, as exceptions, all or any of the rights or obligations under this Agreement can be charged and/or assigned by either Party by way of security to a lender, bank or financial institution (or any agent thereof) for financing, hedging or equivalent purposes; provided that, upon exercise of remedies by a secured party under any collateral assignment by the Buyer, any replacement of the Buyer under this Agreement shall require the prior written consent of the Seller. The Buyer shall upon request of the Seller execute a direct agreement related to the above between the Buyer, the Seller and the Seller's bank/financial institution on terms reasonably acceptable by the Buyer, the Seller and the Seller's bank/financial institutions.
18.2
Each Party shall bear its own costs and expenses in connection with the negotiation,

preparation and execution of this Agreement and the performance of the transactions contemplated by it.
18.3
This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter of this Agreement, and supersedes all previous proposals, agreements and other written and oral communications in relation thereto, including the Prior Agreements and the Letter of Intent between the Parties dated April 6, 2026. Notwithstanding the foregoing, any rights and obligations that accrued under the Prior Agreements prior to the date of this Agreement, including any payment obligations, indemnification obligations, or claims arising from acts or omissions occurring prior to such date, shall survive such supersession and remain in full force and effect in accordance with their terms.
18.4
This Agreement may not be modified otherwise than by an instrument in writing signed by both Parties. The same applies to modifications of this clause.
18.5
A waiver by either Party on any occasion of any part of this Agreement does not constitute a waiver by that Party of any other part on any other occasion.
18.6
If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The invalid or unenforceable provision shall be replaced by such a valid provision which comes closest to the original intent of the Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing in this Agreement shall be deemed to grant any third party beneficiary or similar rights to any person or entity not a signatory to this Agreement.
18.7
Except as required by law or for the purpose of the performance of this Agreement, no Party shall make any announcement or otherwise make publicly available any statement or release concerning this Agreement or the transactions contemplated by it without prior written approval of the other Party unless the information had already entered into the public domain without any fault of either Party. Each Party's approval cannot be unreasonably withheld. This clause survives the termination of this Agreement.
18.8
Except as required by (1) any law or the rules of any stock exchange, (2) any applicable accounting standards, (3) as ordered by a court or by a competent public authority or statutory authority, or (4) for the purpose of the performance of this Agreement, no Party shall disclose to any person or entity, other than its agent, advisors, representatives or corporate affiliates or otherwise publicize any commercially confidential information disclosed under or in connection with this Agreement without the prior written consent of the other Party. Such consent will not be required from the other Party where the information is disclosed to a Party's corporate affiliates, financiers and/or its legal advisers in connection with this Agreement, provided that those parties are under obligations with respect to the Buyer and/or the Seller to maintain confidentiality in relation to this Agreement. These obligations survive the termination of this Agreement for a period of five years following the disclosure of information.

If a Party is required to make an announcement or disclosure in respect of this Agreement (including but not limited to an announcement or disclosure of confidential information), it must to the extent possible:

(a)
consult with the other Party with a view to agreeing to the form, content, timing and manner of making the announcement or disclosure; and
(b)
ensure that the announcement or disclosure includes only information that is required and does not include any information other than that required.

The reviewing Party must act reasonably and respond in a timely manner to any request by the other Party to review such announcement or disclosure.

Notwithstanding the foregoing, the restrictions on disclosure of confidential information contained in this clause do not apply to information that any Party can prove: (i) was in the public domain at the time it was communicated to the receiving Party; (ii) entered the public domain subsequent to the time it was communicated to the receiving Party through no fault of its own; (iii) was in the possession not in violation of any obligation of confidentiality of the receiving Party by the time it was communicated; or (iv) was disclosed to the receiving Party not in any violation of any obligation of confidentiality.

18.9
The Buyer shall provide such cooperation, and shall execute such documents and do such things, as the Seller or the Seller’s lenders may reasonably request in connection with the financing or refinancing of the Project, including responding to reasonable due diligence, financial, technical, accounting and environmental enquiries from actual or prospective lenders, entering into the direct agreements contemplated by clause 18.1 (which shall include terms acknowledging the Seller’s lenders’ step-in and cure rights and providing for payment of amounts due and payable by the Buyer to the Seller under this Agreement directly to accounts maintained by the Seller’s lenders or their nominated agent), entering into consents to collateral assignment, notices, acknowledgements and related instruments, and delivering customary legal opinions, in each case (i) as may be customary in transactions of this nature and reasonably required to effectuate the purposes of this Agreement, including to facilitate any financing assignments, (ii) at the Seller’s reasonable cost, and (iii) provided that such documents do not materially increase the Buyer’s obligations or materially decrease or prejudice its rights under this Agreement (other than customary lender protections in connection with direct agreements).

Jurisdiction and Governing Law
19.1
Any dispute arising out of this Agreement shall be determined by binding arbitration under the Rules of the International Chamber of Commerce, with arbitration to be held in New York, New York. Three arbitrators shall serve for the purposes of any such dispute resolution hereunder. Courts of competent jurisdiction may grant interim injunctive or other equitable relief without waiving arbitration.
19.2
The arbitration shall be held in the English language.
19.3
This Agreement shall be governed by and construed under and in accordance with the laws of the United States of America and the State of New York without giving effect to any choice of law or conflict of law provision or rule.
19.4
This Agreement may consist of a number of counterparts (including electronic and facsimile counterparts) and, if so, the counterparts taken together constitute one document.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Buyer and Seller have each caused this Agreement to be duly executed as of the date first written above.

Elk Creek Resources Corp.

By: _/s/ Mark Smith

Name: Mark Smith

Title: President and Chief Executive Officer

[Signature Page to Elk Creek Offtake Agreement]

Traxys North America LLC

By: _/s/ Mark Kristoff

Name: Mark Kristoff

Title: President and Chief Executive Officer

[Signature Page to Elk Creek Offtake Agreement]

Exhibit 1

List of Independent Surveyors

[***]

[***]

[***]

Or such others as may be mutually agreed from time to time.

Exhibit 2

Product Specification Data Sheets

Part A - FeNb Products

Ferroniobium shall conform in all respects to [***].

Part B - Other Products

1.
Scandium oxide (Sc₂O₃)

Scandium oxide shall be supplied at a purity of [***] Sc₂O₃ minimum.

2.
Rare earth products

Each of the following shall be supplied at the minimum purity stated:

Product	Minimum purity
NdPr oxide (Nd₂O₃ + Pr₆O₁₁)	[***]
Dysprosium oxide (Dy₂O₃)	[***]
Terbium oxide (Tb₄O₇)	[***]

3.
SEG carbonate

A mixed carbonate of the rare earth elements samarium, europium and gadolinium, supplied at a purity of [***] minimum.

4.
Heavies carbonate

A mixed carbonate of the rare earth elements holmium, erbium, thulium, ytterbium, lutetium and yttrium, supplied at a purity of [***] minimum.

For each of SEG carbonate and Heavies carbonate, the distribution of the individual rare earth oxides, and the moisture content, vary with feed composition and shall be reported in the Seller’s Certificate for each lot under clause 8.1. Neither the distribution nor the moisture content is warranted, and neither forms part of the Specification for the purposes of clause 7.3. The Other Products Reference Price for each lot is determined under Part C of Schedule 1.

5.
Titanium tetrachloride (TiCl₄)

Titanium content [***] minimum, suitable for pigment and titanium metal applications

Part C - General

Each purity stated in paragraphs 2, 3 and 4 of Part B is expressed as a percentage of the total rare earth oxide content of the Product, determined on an anhydrous basis.

Conformity with this Exhibit 2 shall be determined by the Independent Surveyor under clause 7.1 using the analytical method stated in the Seller’s Certificate for the relevant lot, being in each case a method published by ASTM International or the International Organization for Standardization where such a method exists for the Product and determine and concerned, and otherwise a recognized industry-standard method.

Each limit expressed in this Exhibit 2 is a guaranteed limit. Values reported in the Seller’s Certificate that are not expressed as a limit in this Exhibit 2 are reported for information and do not form part of the Specification.

Exhibit 3

Form of Order

From: Traxys North America, LLC ("Buyer") To: Elk Creek Resources Corp. ("Seller") Date: [●]

Terms used but not defined herein shall have the meanings given to them in the Offtake Agreement between Buyer and Seller dated as of October 13, 2026 (the "Agreement"). In the event of a conflict between the Agreement and this Order, the terms set out in this Order shall govern.

Pursuant to clause 3 and clause 5.2 of the Agreement, Buyer shall purchase and Seller shall deliver to Buyer the following Product:

Date of Delivery:	[●]
Type of Product / grade:	[●]
Quantity:	[●]
Packing Requirements:	[●]
Delivery Point:	[FCA Seller’s plant]
[FeNb Contract Price:	Priced in accordance with clause 10.1 of the Agreement by reference to the Pricing Publication, less the applicable Discount]
[Other Product Contract Price:	Priced in accordance with clause 10.2 of the Agreement and/or Part C of Schedule 1]
Payment Terms:	In accordance with clause 11 of the Agreement

The terms of this Order shall become binding upon the parties hereto upon execution by both parties.

Traxys North America, LLC

Name:

Title:

Acknowledged and agreed for and on behalf of Elk Creek Resources Corp.

Name: Title:

Exhibit 4

Marketing Benchmarks

1.
The Marketing Benchmark for each Other Product is that, over each rolling twelve (12) month period, the Placed Quantity of that Other Product is not less than 80% of the Notified Quantity of that Other Product.
2.
In this Exhibit 4:

"Notified Quantity" means the quantity of an Other Product notified by the Seller to the Buyer as available for sale under clause 3(b) during the period, and available for marketing by the Buyer for at least 60 days within the period, up to but not exceeding the Planned Production for that Other Product for the year concerned as set out in Schedule 1 (and, where the rolling period spans two years, a pro-rated amount of the Planned Production for each such year by reference to the months falling within the period).

"Placed Quantity" means so much of the Notified Quantity as the Buyer has elected to purchase under clause 3(b) and has sold and delivered to a third-party customer, or holds against a firm written customer order for delivery within the following three (3) months.

3.
No Marketing Benchmark applies to an Other Product until the later of (a) twelve (12) months after the first commercial delivery of that Other Product and (b) the Commercial Production Date.
4.
The following are excluded from the Notified Quantity: quantities not placed by reason of Force Majeure; quantities the Seller withdraws, fails to make available or delivers late; quantities the Parties agree in writing to hold back for price reasons; Off-Spec Product; and Affiliate Conversion Oxide and Scandium Downstream Products, which clause 3(c)(v) disregards for these purposes.
5.
Performance is measured quarterly, on a rolling twelve (12) month basis, from the information the Buyer shall report to the Seller for each Other Product, within thirty (30) days of each quarter end, stating the Notified Quantity and the Placed Quantity for the rolling twelve (12) month period then ended, together with reasonable supporting detail of the relevant sales and firm orders. A dispute over measurement is referred to the independent accounting firm appointed under clause 12.2 (whose scope shall extend, for this purpose, to the information and records relevant to the Marketing Benchmarks and shall not be limited to costs and deductions under clause 10.2), whose determination is final.

6.
A failure to meet a Marketing Benchmark engages the remedy in clause 3(b). The release of quantities from the Buyer’s exclusive rights under that clause applies only to the shortfall quantity of the Other Product concerned. It does not extend to other Other Products, to future quantities of the same Other Product once the benchmark is again met, or to FeNb Products.

Exhibit 5

NioCorp Guaranty

GUARANTEE

IN CONSIDERATION of Traxys North America LLC, a Delaware limited liability company (the “Beneficiary”) entering into the Offtake Agreement, dated as of October 13, 2026, with Elk Creek Resources Corp. (“Primary Obligor” and such agreement, as amended, modified and/or supplemented from time to time, the “Offtake Agreement”), the undersigned (the “Guarantor”) hereby guarantees as a primary and separate obligor, the prompt and punctual performance of any and all payment obligations of the Primary Obligor when due and payable under the Offtake Agreement, whether upon acceleration, termination or otherwise, according to the terms thereof (the “Obligations”); provided that (a) the Guarantor’s obligations under this Guarantee (as defined below) constitute a guaranty of payment and not of collection and (b) subject to the exceptions set forth in clause 13.7 of the Offtake Agreement, the Guarantor shall not be liable to Beneficiary for any indirect, incidental, special, punitive or consequential loss or damage, or for any loss of profit, loss of revenue, loss of business, loss of production or loss of anticipated savings, in each case whether or not foreseeable.

This guarantee (this “Guarantee”) becomes effective upon execution by the Guarantor and shall remain in full force and effect until full and final satisfaction of the Obligations.

The Guarantor hereby agrees to perform such Obligations, or cause such Obligations to be made performed, as are or may become due and payable, promptly upon written demand made by the Beneficiary to the Guarantor; provided, however, that any delay by the Beneficiary in making such demand to the Guarantor shall in no event discharge or release the Guarantor’s obligations hereunder. Such performance shall be made without set-off or counterclaim and free and clear of any deductions or withholdings and without requiring the Beneficiary to take any action or obtain any judgment or file any claim before enforcing this Guarantee.

This Guarantee is a continuing guarantee and shall remain in full force and effect until the Obligations have been fully discharged. This Guarantee shall be reinstated (as the case may be) if at any time any performance of the Obligations is, in whole or in part, rescinded or must otherwise be returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of the Primary Obligor.

The Guarantor hereby (i) agrees that its obligations hereunder shall be irrevocable, unconditional, irrespective of the validity, legality or enforceability of any Obligation or of the Offtake Agreement and (ii) waives any circumstances whatsoever, which may constitute a legal or equitable discharge, a release or a defence of a guarantor or surety generally or which might exonerate or limit recourse against the Guarantor, as guarantor for the payment and performance of the Obligations, in accordance to and subject to the terms of the Offtake Agreement, including, without limitation, (a) any deficiency in the powers of the Primary Obligor or Guarantor to enter into or perform any of its obligations under any agreement, arrangement, security or guarantees (including this Guarantee) or any irregularity in the exercise thereof; (b) any lack of authority by any person purporting to act for and on behalf of the Primary Obligor; (c) any variation, extension, discharge, compromise, renewal, determination, or waiver of any of the terms of the Obligations;

(d)
diligence, presentment, protest, notice of protest, acceleration, and dishonour; (e) filing of claims with a court in the event of insolvency or bankruptcy of the Primary Obligor; (f) defenses arising from the insolvency, bankruptcy, or reorganization of the Primary Obligor, and (g) all demands; or any act, omission, event or circumstance which would or may, but for this provision, operate to prejudice, affect or discharge this Guarantee or the liability of the Guarantor hereunder; provided, that except as otherwise expressly waived above, the Guarantor shall be entitled to assert any defense of payment or performance that would be available to the Primary Obligor under the Offtake Agreement.

This Guarantee shall automatically terminate and be of no further force or effect upon the earlier of (a) the expiration or termination of the Offtake Agreement in accordance with its terms or (b) the full and final satisfaction of all Obligations. The Guarantor undertakes not to exercise or benefit from any right of subrogation arising from its performance of its obligations under this Guarantee, until satisfaction in full of the Obligations or the termination of this Guarantee. If the Guarantor receives, realizes or recovers any payment in breach of this paragraph, the Guarantor shall hold the same upon trust for the Beneficiary and shall dedicate such amount so held to the performance of its obligations to the Beneficiary hereunder.

The Guarantor hereby certifies and warrants that this Guarantee constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and complies with all applicable laws. If at any time any provision in this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of any such provision under the law of any other jurisdiction, and of the remaining provisions of this Guarantee in any jurisdiction, shall not be affected or impaired thereby.

This Guarantee shall remain binding on the Guarantor notwithstanding any change in the ownership or structure of the Primary Obligor or its absorption in, amalgamation with, sale, merger into, or the acquisition of all or part of its undertaking by, any other person, to the intent that the security created by this Guarantee shall remain valid and effective in all respects on each party’s assignee or successor-in-interest as if such assignee or successor-in-interest had been named in this Guarantee.

Each of the Beneficiary’s rights, powers and remedies under this Guarantee shall continue in full force and effect until such rights, powers and remedies are specifically amended or waived by an instrument in writing executed by the Beneficiary. Each of the rights, powers and remedies given to the Beneficiary hereunder shall be cumulative and in addition to all other rights, powers and remedies of the Beneficiary hereunder or by virtue of any other instrument, statute or rule of law or equity.

This Guarantee shall be binding upon and inure to the benefit of the Beneficiary and its successors and assigns. The Guarantor may not assign any of its rights hereunder. The Beneficiary may assign or transfer all or any of its benefits, rights and interest under this Guarantee only to a person to whom the Beneficiary’s rights and obligations under the Offtake Agreement are assigned or transferred in accordance with clause 18.1 of the Offtake Agreement, and for such purpose the Beneficiary may disclose to a potential assignee or transferee such information about the Guarantor, this Guarantee and the transactions contemplated by this Guarantee as the Beneficiary considers appropriate. In this Guarantee, the expression “Beneficiary” shall include its successors and permitted assigns and any of its trustees, agents or nominees and any persons deriving title under it.

Any demand or notice on the Guarantor hereunder shall be validly made or given if served or sent by email at email address [***].

This Guarantee shall be governed by and construed in accordance with the laws of New York. Any dispute arising out of or in connection with this Guarantee shall be determined in accordance with clause 19 of the Offtake Agreement.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as a deed in its name.

This Guarantee is executed as a deed on this day of 2026.

NioCorp Developments Ltd

Name:

Title:

Exhibit 6

Traxys Parent Guaranty

GUARANTEE

To: Elk Creek Resources Corp.

IN CONSIDERATION of Elk Creek Resources Corp., a corporation established under the laws of Delaware (the “Beneficiary”) entering into the Offtake Agreement, dated as of October 13, 2026, with Traxys North America LLC (“Primary Obligor” and such agreement, as amended, modified and/or supplemented from time to time, the “Offtake Agreement”), the undersigned (the “Guarantor”) hereby guarantees as a primary and separate obligor, the prompt and punctual performance of any and all payment obligations of the Primary Obligor when due and payable under the Offtake Agreement, whether upon acceleration, termination or otherwise, according to the terms thereof (the “Obligations”); provided that (a) the Guarantor’s obligations under this Guarantee (as defined below) constitute a guaranty of payment and not of collection, and (b) subject to the exceptions set forth in clause 13.7 of the Offtake Agreement, the Guarantor shall not be liable to Beneficiary for any indirect, incidental, special, punitive or consequential loss or damage, or for any loss of profit, loss of revenue, loss of business, loss of production or loss of anticipated savings, in each case whether or not foreseeable.

This guarantee (this “Guarantee”) becomes effective upon execution by the Guarantor and shall remain in full force and effect until full and final satisfaction of the Obligations.

The Guarantor hereby agrees to perform such Obligations, or cause such Obligations to be made performed, as are or may become due and payable, promptly upon written demand made by the Beneficiary to the Guarantor; provided, however, that any delay by the Beneficiary in making such demand to the Guarantor shall in no event discharge or release the Guarantor’s obligations hereunder. Such performance shall be made without set-off or counterclaim and free and clear of any deductions or withholdings and without requiring the Beneficiary to take any action or obtain any judgment or file any claim before enforcing this Guarantee.

This Guarantee is in addition to and independent of any security interests or credit support granted by, or caused to be granted on behalf of, the Primary Obligor for the benefit of the Beneficiary and is a continuing guarantee and shall remain in full force and effect until the Obligations have been fully discharged. This Guarantee shall be reinstated (as the case may be) if at any time any performance of the Obligations is, in whole or in part, rescinded or must otherwise be returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of the Primary Obligor.

The Guarantor hereby (i) agrees that its obligations hereunder shall be irrevocable, unconditional, irrespective of the validity, legality or enforceability of any Obligation or of the Offtake Agreement and (ii) waives any circumstances whatsoever, which may constitute a legal or equitable discharge, a release or a defence of a guarantor or surety generally or which might exonerate or limit recourse against the Guarantor, as guarantor for the payment and performance of the Obligations, in accordance to and subject to the terms of the Offtake Agreement, including, without limitation, (a) any deficiency in the powers of the Primary Obligor or Guarantor to enter into or perform any of its obligations under any agreement, arrangement, security or guarantees (including this Guarantee) or any irregularity in the exercise thereof; (b) any lack of authority by any person purporting to act for and on behalf of the Primary Obligor; (c) any variation, extension, discharge, compromise, renewal, determination, or waiver of any of the terms of the Obligations; (d) diligence, presentment, protest, notice of protest, acceleration, and dishonour; (e) filing of claims with a court in the event of insolvency or bankruptcy of the Primary Obligor; (f) defenses arising from the insolvency, bankruptcy, or reorganization of the Primary Obligor, and (g) all demands; or any act, omission, event or circumstance which would or may, but for this provision, operate to prejudice, affect or discharge this Guarantee or the liability of the Guarantor hereunder; provided, that except as otherwise expressly waived above, the Guarantor shall be entitled to assert any defense of payment or performance that would be available to the Primary Obligor under the Offtake Agreement.

This Guarantee shall automatically terminate and be of no further force or effect upon the earlier of (a) the expiration or termination of the Offtake Agreement in accordance with its terms or (b) the full and final satisfaction of all Obligations. The Guarantor undertakes not to exercise or benefit from any right of subrogation arising from its performance of its obligations under this Guarantee, until satisfaction in full of the Obligations or the termination of this Guarantee. If the Guarantor receives, realizes or recovers any payment in breach of this paragraph, the Guarantor shall hold the same upon trust for the Beneficiary and shall dedicate such amount so held to the performance of its obligations to the Beneficiary hereunder.

The Guarantor hereby certifies and warrants that this Guarantee constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and complies with all applicable laws. If at any time any provision in this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of any such provision under the law of any other jurisdiction, and of the remaining provisions of this Guarantee in any jurisdiction, shall not be affected or impaired thereby.

This Guarantee shall remain binding on the Guarantor notwithstanding any change in the ownership or structure of the Primary Obligor or its absorption in, amalgamation with, sale, merger into, or the acquisition of all or part of its undertaking by, any other person, to the intent that the security created by this Guarantee shall remain valid and effective in all respects on each party’s assignee or successor-in-interest as if such assignee or successor-in-interest had been named in this Guarantee.

Each of the Beneficiary’s rights, powers and remedies under this Guarantee shall continue in full force and effect until such rights, powers and remedies are specifically amended or waived by an instrument in writing executed by the Beneficiary. Each of the rights, powers and remedies given to the Beneficiary hereunder shall be cumulative and in addition to all other rights, powers and remedies of the Beneficiary hereunder or by virtue of any other instrument, statute or rule of law or equity.

This Guarantee shall be binding upon and inure to the benefit of the Beneficiary and its successors and assigns. The Guarantor may not assign any of its rights hereunder. The Beneficiary may assign or transfer all or any of its benefits, rights and interest under this Guarantee only to a person to whom the Beneficiary’s rights and obligations under the Offtake Agreement are assigned or transferred in accordance with clause 18.1 of the Offtake Agreement, and for such purpose the Beneficiary may disclose to a potential assignee or transferee such information about the Guarantor, this Guarantee and the transactions contemplated by this Guarantee as the Beneficiary considers appropriate. In this Guarantee, the expression “Beneficiary” shall include its successors and permitted assigns and any of its trustees, agents or nominees and any persons deriving title under it.

Any demand or notice on the Guarantor hereunder shall be validly made or given if served or sent by email at email address [***].

This Guarantee shall be governed by and construed in accordance with the laws of New York. Any dispute arising out of or in connection with this Guarantee shall be determined in accordance with clause 19 of the Offtake Agreement.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as a deed in its name.

This Guarantee is executed as a deed on this day of 2026.

Traxys S.à r.l.

Name:

Title:

Schedule 1

Products and Planned Production

Part A - Products

1.
Ferroniobium (FeNb)
2.
Scandium oxide (Sc₂O₃)
3.
Titanium tetrachloride (TiCl₄)
4.
NdPr oxide
5.
Dysprosium oxide
6.
Terbium oxide
7.
SEG carbonate
8.
Heavies carbonate

Part B - Planned Production

Year	FeNb	Sc₂O₃	TiCl₄	NdPr oxide	Dy oxide	Tb oxide	SEG carbonate	Heavies carbonate
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Notes:

(i)
All quantities are stated in metric tonnes.

(ii)
Ferroniobium is stated as FeNb product containing [***] niobium, derived from the contained niobium in the Seller’s feasibility study model.

(iii)
SEG carbonate and Heavies carbonate are stated as contained total rare earth oxide on an anhydrous basis.
(iv)
[***].
(v)
For any year of the Duration Period falling after the final year shown, including any renewal period, the Planned Production for each Product is the average of the final three years shown.

Part C - Pricing Publications

1.
FeNb Products. The Pricing Publication for the purposes of clause 10.1 is.[***]
2.
Other Products assessed by the Pricing Publication. The Other Products Reference Price for each of the following Other Products is the assessment identified against it in [***]:

Product	Assessment	Unit
NdPr oxide	[***]	US$ per kg
Dysprosium oxide	[***]	US$ per kg
Terbium oxide	[***]	US$ per kg

3.
Other Products not assessed by the Pricing Publication. For each of Scandium Oxide, SEG Carbonate, Heavies Carbonate and Titanium Tetrachloride, the Other Products Reference Price (the “Non-Publication Other Products Reference Price”) for any quantity is the gross price invoiced by the Buyer to the third-party purchaser of that quantity in a bona fide arm’s length sale, exclusive of taxes and before any deduction made or claimed under clause 10.2; provided that where (a) Buyer fails to place a lot of Scandium Oxide, SEG Carbonate, Heavies Carbonate or Titanium Tetrachloride within ninety (90) days of delivery by the Seller to the Buyer, or (b) the Buyer sells to an Affiliate of the Buyer, or otherwise other than on an arm’s length basis, the Non-Publication Other Products Reference Price is the price that would reasonably have been obtained in a bona fide arm’s length sale of that quantity at that time.

If the Parties are unable to agree such bona fide arm’s length Non-Publication Other Products Reference Price, then, either Party may elect to have such Non-Publication Other Products Reference Price determined by expedited arbitration. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by a panel of one arbitrator and as otherwise described in this paragraph. Upon written request by either Party to the other Party to commence arbitration, the Parties shall promptly negotiate in good faith to appoint an appropriate arbitrator. If the Parties are not able to agree within ten (10) days after the receipt by a Party of the written request in the immediately preceding sentence, the dispute shall be submitted to the Denver, Colorado office of PricewaterhouseCoopers LLP, or if PricewaterhouseCoopers LLP is unable or unwilling to serve as arbitrator, to the Denver office of the AAA who will select a similar independent accounting firm to act as the arbitrator. The fees and costs of the arbitrator and the AAA shall be shared equally (50%/50%) by the parties. Within twenty (20) days after the designation of the arbitrator, the Parties shall each simultaneously submit to the arbitrator and one another their proposed Non-Publication Other Products Reference Price with such reasonably and customary evidence and supporting documentation as the submitting party deems necessary. No later than fifteen (15) days after the Parties each submit their written statements to the arbitrator, or as otherwise agreed by the Parties, the arbitrator shall make a determination by selecting one of the Non-Publication Other Products Reference Prices proposed by one of the Parties. The arbitrator shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the arbitrator shall be final, binding and conclusive, absent manifest error, and shall determine the Non-Publication Other Products Reference Price for one (1) year following the date of the decision; provided that if there is a material change in market conditions, the Parties shall agree a revised Non-Publication Other Products Reference Price, failing such agreement, either Party may elect to have such Non-Publication Other Products Reference Price determined in accordance with the foregoing expedited arbitration procedure.

4.
General. The following apply to every assessment referred to in this Part C:
(a)
Where an assessment is published in a unit other than US dollars per metric tonne, it is converted to US dollars per metric tonne at 2,204.62 pounds per metric tonne or 1,000 kilograms per metric tonne, as applicable.
(b)
Where no assessment is published for the period by reference to which a price falls to be determined, the most recently published assessment applies.
(c)
If an assessment ceases to be published, ceases to be published on a regular basis, or its methodology is materially modified resulting in a change in the economic result of [***] or more compared to the economic result that would have occurred without such modification to the methodology, clause 10.3 applies.

Part D - Seller Affiliate Sales Contracts for Scandium Downstream Products

Contracts of NioCorp Advanced Metals and Alloys LLC (NAMA) for the sale of Scandium Downstream Products in effect at the date of this Agreement. Seller shall give prompt notice to Buyer of any contracts entered into by a Seller Affiliate after the date of this Agreement, and such contracts shall be added to this Part D of Schedule 1.

No.	Counterparty	Product	Date
1.	[***]	[***]	[***]